UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 20, 2010

INVACARE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-15103	95-2680965
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (440) 329-6000

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Invacare Corporation (the "Company") held its Annual Meeting of Shareholders on May 20, 2010, in Elyria, Ohio.  The following is a summary of the voting results regarding each matter presented to shareholders at the Annual Meeting.

Proposal 1. The following individuals were elected as directors to serve three-year terms expiring in 2013 by votes as follows:

Nominees	For	Withheld	Broker Non-Votes
John R. Kasich	36,618,685	1,955,204	1,639,380
Dan T. Moore, III	36,308,358	2,265,531	1,639,380
Joseph B. Richey, II	36,451,656	2,122,233	1,639,380
Dale C. LaPorte	36,449,465	2,124,424	1,639,380

Proposal 2. The proposal to approve and adopt an amendment to the Company's Code of Regualations to declassify the Board of Directors and provide for the annual election of directors was approved by votes as follows:

Votes representing total voting power:

For	Against	Abstained
40,037,465	129,008	46,796

Votes representing voting power of holders of disinterested shares:

For	Against	Abstained
28,127,583	129,008	46,796

Proposal 3. The proposal to reaffirm approval of the Invacare Corporation Executive Incentive Bonus Plan was approved by votes as follows:

For	Against	Abstained
37,658,797	2,474,224	80,248

Proposal 4. The proposal to ratify appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2010 was approved by votes as follows:

For	Against	Abstained
39,594,593	591,994	26,682

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation
(Registrant)

Date: May 21, 2010
/s/ Anthony C. LaPlaca
Anthony C. LaPlaca Senior Vice President and General Counsel